UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona		85027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(623) 445-9500

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 18, 2007, Universal Technical Institute, Inc., a Delaware corporation (the “Company”), completed the sale and leaseback of its campus located in Sacramento, California, to a subsidiary of W. P. Carey & Co. The total purchase price was approximately $41 million. Under the terms of the transaction, the Company assigned its interest in its long-term ground lease on which the Sacramento campus is located and sold its newly-constructed campus facilities to the purchaser. Concurrent with the transaction, the Company entered into a long-term lease with the purchaser to lease back the Sacramento campus facilities for an initial term of 15 years. The Company has the option to extend the lease for up to an additional 20 years. The transaction will not impact the Company’s operations or course offerings at the Sacramento campus. The inflow of cash will enhance the Company’s cash position and improve liquidity.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished with this document:

Exhibit Number	Description of Exhibit
99.1	Press Release of Universal Technical Institute, Inc., dated July 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Dated: July 24, 2007	By:	/s/ Chad A. Freed
Name: Chad A. Freed Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release of Universal Technical Institute, Inc., dated July 24, 2007.